Exhibit 99.1

               SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 20, 2004, among LEVEL 3 COMMUNICATIONS, LLC, a Delaware Limited Liability Company (the "New Guarantor"), a direct or indirect subsidiary of Level 3 Communications, Inc. (or its successor), a Delaware corporation ("Parent"), LEVEL 3 FINANCING, INC., a Delaware corporation (the "Issuer") on behalf of itself and the Guarantors (the "Existing Guarantors"), if any, under the Indenture referred to below, and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :

     WHEREAS the Issuer and Parent have heretofore executed and delivered to the Trustee an Indenture dated as of October 1, 2003 (the "Indenture"; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 10.75% Senior Notes Due 2011;

     WHEREAS the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

     WHEREAS the Guarantee contained in this Supplemental Indenture shall constitute a "Restricted Subsidiary Guarantee", and the New Guarantor shall constitute a "Guarantor", for all purposes of the Indenture; and

     WHEREAS pursuant to Section 901 and Section 1307 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

     2. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Securities at law, in equity, by statute or otherwise.

     4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of the New Guarantor and the Issuer and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar

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


laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the New Guarantor is a legal, valid and binding obligation of the New Guarantor, enforceable against the New Guarantor in accordance with its terms.

     6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.




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

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                   LEVEL 3 COMMUNICATIONS, LLC,
                                                      By
                                                         /s/ Neil J. Eckstein
                                                    Name:  Neil J. Eckstein
                                                    Title: Senior Vice President


                                                  LEVEL 3 FINANCING,  INC., on
                                                  behalf of itself as the Issuer
                                                  and the Existing Guarantors,
                                                  if any,

                                                      By
                                                       /s/ Timothy J. Gallagher
                                                    Name:  Timothy J. Gallagher
                                                    Title: Sr. Vice President


                                               THE BANK OF NEW YORK, as Trustee,
                                                    By
                                                        /s/ Sandee Parks
                                                    Name: Sandee Parks
                                                    Title: Vice President


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